Exhibit 99.1

LNB Bancorp, Inc.

457 Broadway

Lorain, OH 44052

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR Proposals 1, 2, and 3.

		For	Against	Abstain
1.

To approve and adopt the Agreement and Plan of Merger dated as of December 15, 2014 by and between Northwest Bancshares, Inc. and LNB Bancorp, Inc. and thereby approve the transactions contemplated thereby.

		☐	☐	☐

2.

To approve, on an advisory, non-binding basis, the compensation payable to named executive officers of LNB Bancorp, Inc. in connection with the transactions contemplated by the Agreement and Plan of Merger.

		☐	☐	☐

3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement and Prospectus is available at www.proxyvote.com.

LNB BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS ON [MEETING DATE]

The undersigned hereby appoint(s) Daniel E. Klimas, James H. Nicholson and Robert F. Heinrich, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, for and on behalf of the undersigned, as designated on the reverse side of this proxy, all of the common shares of LNB Bancorp, Inc. that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at               .m., Eastern Time, on [Meeting Date], at [Meeting Location], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF YOU DO NOT PROVIDE SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side